Exhibit 5.3

Smurfit Westrock plc	Stibbe London B.V.
Smurfit Kappa Treasury Unlimited Company
Smurfit Westrock Financing Designated Activity Company	53 New Broad Street
The Guarantors (as defined below) listed in Schedule 1 hereto	London EC2M 1JJ
United Kingdom T +44 207 151 09 20

www.stibbe.com

Date 12 November 2025

Smurfit Westrock, Smurfit Kappa Treasury Unlimited Company and Smurfit Westrock Financing Designated Activity Company – Form S-3 Registration statement

Dear Addressees,

(1)	We have acted as counsel with respect to matters of the laws of the Netherlands to (a) Smurfit Westrock plc ("Smurfit Westrock"), a public limited company incorporated under the laws of Ireland, (b) Smurfit Kappa Treasury Unlimited Company ("SKT"), a public unlimited company incorporated under the laws of Ireland, and a wholly-owned indirect subsidiary of Smurfit Westrock, (c) Smurfit Westrock Financing Designated Activity Company ("SWF" and, together with Smurfit Westrock and SKT, the "Issuers"), a designated activity company incorporated under the laws of Ireland and a wholly-owned direct subsidiary of Smurfit Westrock and (d) the additional guarantors listed in Schedule 1 hereto (the "Guarantors"), including Smurfit International B.V. (the "Company") in connection with (A) the registration statement on Form S-3 under the Securities Act of 1933, as amended, of the United States (the "Securities Act"), dated 12 November 2025 signed by the Issuers and the Guarantors, including the Company (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission, in relation to the registration of the offer and sale, from time to time, of debt securities, guarantees of debt securities and certain other securities, and (B) an indenture to be entered into between the Issuers, the Guarantors and Deutsche Bank Trust Company Americas as trustee (the "Indenture") in relation to Notes (as defined therein) to be issued as provided therein (the "Notes") and Guarantees (as defined therein) pursuant to the terms thereof (the "Guarantees").

This opinion letter is furnished to you in connection with the filing of the Registration Statement with the U.S. Securities and Exchange Commission.

(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	a copy of the signed Registration Statement dated on or about the date hereof, excluding any exhibits, schedules, or supplements and any information (deemed) incorporated by reference therein, and including the appointment on behalf of the Company of attorneys-in-fact and agents for the purpose of the signing of any amendments or filings of the Registration Statement;

Stibbe London B.V. is registered with the Dutch Chamber of Commerce under number 34206454. Any services performed are carried out under an agreement for services (‘overeenkomst van opdracht’) with Stibbe London B.V., which is governed exclusively by Dutch law. The general conditions of Stibbe London B.V., which include a limitation of liability, apply and are available on www.stibbe.com/generalconditions or upon request.

(b)	a form of New York law governed Indenture, including Schedule A (Subsidiary Guarantors) and Exhibits A (Form of Global Note) and B (Form of Definitive Note) thereto and excluding any documents (deemed to be) incorporated therein or attached thereto;

(c)	the deed of incorporation of the Company dated 30 September 1977 and its articles of association (statuten) as amended on 18 December 2020, which according to the Extract referred to below are the articles of association of the Company as currently in force;

(d)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the "Extract"); and

(e)	written resolutions of the managing board of the Company adopted on 12 November 2025 authorising, inter alia, the execution by the Company of the Registration Statement and the performance of its obligations under the Documents (as defined below) (the "Resolution").

(3)	The Registration Statement and the Indenture are together referred to as the "Documents" and each a "Document".

References to the Civil Code, the Bankruptcy Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet and such other Codes or Acts of the Netherlands, as amended. In this opinion, "the Netherlands" refers to the European part of the Kingdom of the Netherlands and "EU" refers to the European Union.

(4)	In rendering this opinion we have assumed:

(a)	the genuineness and authenticity of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;

(b)	in relation to any signature other than a wet-ink signature (i) that the signing method used is sufficiently reliable, taking into consideration the purpose for which the electronic signature was used and all other relevant circumstances, within the meaning of section 3:15a of the Civil Code or (ii) that such signature is a qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Regulation (EU) 910/2014;

(c)	(i) the power, capacity and authority of all parties thereto other than the Company to enter into and execute the Registration Statement; (ii) that the Registration Statement has been duly authorised by all parties thereto other than the Company, (iii) that the Registration Statement has been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (other than the Company) under all applicable laws, including the laws by which the Registration Statement is expressed to be governed and (iv) that the Registration Statement has been validly executed and delivered (where such concept is legally relevant) by the Company under all applicable laws, including the laws by which the Registration Statement is expressed to be governed, other than the laws of the Netherlands;

(d)	(i) the power, capacity and authority of all parties thereto other than the Company to enter into and execute the Indenture, the Notes and the Guarantees; (ii) that the Indenture, the Notes and the Guarantees will have been duly authorised by all parties thereto, including the Company; (iii) that the Indenture, the Notes and the Guarantees will have been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (other than the Company) under all applicable laws, including the laws by which the Indenture, the Notes and the Guarantees are expressed to be governed; and (iv) that the Indenture and the Guarantees will have been validly executed and delivered (where such concept is legally relevant) by the Company under all applicable laws, including the laws by which the Indenture and the Guarantees are expressed to be governed, other than the laws of the Netherlands;

(e)	that the Indenture and the Guarantees will have been separately approved by the managing board of the Company in written resolutions of the managing board of the Company and the general meeting of shareholders (algemene vergadering van aandeelhouders) of the Company, if and to the extent required under the articles of association of the Company;

(f)	that the positive or neutral advice (advies) of any (central) works council ((centrale) ondernemingsraad) of the Company (if applicable) regarding the Indenture and the Guarantees will have been validly adopted and that there will have been no facts or circumstances which, if known to the (central) works council at the time, might have caused it not to adopt the advice as adopted, and the Company's decision to enter into the Indenture and the Guarantees conforms with the (central) works council's advice;

(g)	that the Indenture, the Notes and the Guarantees will have been executed substantially in the form of Indenture received and reviewed by us for the purpose of this opinion;

(h)	that the Indenture and the Guarantees will have been executed on behalf of the Company by persons authorised thereto pursuant to the articles of association of the Company;

(i)	that the choice of the laws of the State of New York to govern the Registration Statement, the Indenture, the Notes and the Guarantees is valid under such laws and under the laws of any other applicable jurisdiction other than the Netherlands and would be recognised and given effect to by any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America and the courts of any other jurisdiction other than the Netherlands;

(j)	that the Registration Statement, the Indenture, the Notes and the Guarantees constitute legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their terms under all applicable laws, including the laws of the State of New York by which the Registration Statement, the Indenture, the Notes and the Guarantees are expressed to be governed, other than the laws of the Netherlands;

(k)	that the information set forth in the Extract is and was complete and accurate on their respective dates and consistent with the information contained in the files kept by the Trade Register with respect to the Company;

(l)	that all matters stated in the Registration Statement and the Resolution and the confirmations given therein are correct, and that the articles of association of the Company and the Resolution have not been amended, supplemented, annulled, revoked or rescinded, as the case may be, and are in full force and effect as at the date hereof and as at the time of execution and performance of the Indenture, the Notes and the Guarantees, and that there is no law of a jurisdiction other than the Netherlands applicable under the 1978 Hague Convention on the Law applicable to Agency which adversely affects the existence or extent of any authority expressed to be granted in any power of attorney;

(m)	that the Registration Statement has not been amended, annulled, revoked or rescinded and is in full force and effect as at the date hereof and as at the time of execution and performance of the Indenture, the Notes and the Guarantees;

(n)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under the laws of the Netherlands) in respect of the execution or performance of the Documents, the Notes and the Guarantees have been or will have been duly obtained or made, as the case may be;

(o)	that the Company has not been and at the time of the execution and performance of the Indenture and the Guarantees, will not have been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor has ceased to exist due to merger (fusie) or demerger (splitsing) and that no out of court restructuring plan (onderhands akkoord) procedure is being prepared or has been commenced involving the Company; although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our online search of the Central Insolvency Register of the courts of the Netherlands (Centraal Insolventieregister) (as regards the out of court restructuring plan (onderhands akkoord) procedure, a search can be performed with respect to a public procedure only) on the date hereof, which did not reveal any information which would render this assumption to be untrue on the date hereof;

(p)	that none of the insolvency proceedings listed in Annex A, as amended, to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) has been and at the time of the execution and performance of the Indenture and the Guarantees, will have been declared applicable to the Company by a court in one of the member states of the EU (with the exception of Denmark); although not constituting conclusive evidence, this assumption is supported by our online search of the section on EU Registrations of the Central Insolvency Register (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue on the date hereof;

(q)	that, to the extent any of the provisions of the Documents, the Notes and the Guarantees constitutes an irrevocable power of attorney granted by the Company within the meaning of section 3:74 of the Civil Code, such power of attorney aims at the performance of a legal act (strekt tot het verrichten van een rechtshandeling) in the interest of the proxy or a third party;

(r)	that none of the members of the managing board of the Company has a conflict of interests within the meaning of section 2:239 of the Civil Code with the Company with respect to any of the Documents, the Notes or the Guarantees or the transactions contemplated thereby;

(s)	that none of the members of the managing board of the Company is subject to a civil law director disqualification (civielrechtelijk bestuursverbod) or has been suspended (geschorst) by the court to act as a managing director of the Company within the meaning of sections 106a through 106c of the Bankruptcy Act, or is subject to any other disqualification, ban or suspension which compromises its authority to exercise its duties as a managing director; and

(t)	that no foreign law which may apply to the Documents, the Notes or the Guarantees, when executed or performed, or the transactions contemplated thereby, affect or will affect, this opinion.

(5)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any provisions of EU law having direct effect, (ii) matters of competition law, (iii) matters of foreign direct investment law, (iv) data protection law and (v) matters of taxation.

(6)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and has the necessary corporate capacity and power to enter into the Registration Statement and to enter into, exercise its rights and perform its obligations under the Indenture and the Guarantees;

(b)	(i) all corporate action required to be taken by the Company to authorise the execution of the Registration Statement by it or on its behalf and the performance of its obligations thereunder has been duly taken, and (ii) subject to compliance with the assumptions in paragraphs (4)(e) and (f), all corporate action required to be taken by the Company to authorise the execution of the Indenture and the Guarantees by it or on its behalf and the performance of its obligations under the Indenture and the Guarantees will have been duly taken; and

(c)	under the express reservation that we are not qualified to assess the correct meaning of its terms as it is not governed by the laws of the Netherlands, and subject to compliance with the assumptions in paragraphs (4)(e) and (f), there is nothing in the laws of the Netherlands which would prevent the Indenture and the Guarantees, including the irrevocable appointment by the Company in the Indenture of an agent in New York to accept service of process on its behalf in respect of the jurisdiction of the U.S. Federal or New York State courts in the Borough of Manhattan in the City, County and State of New York, United States of America, when executed, from constituting legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(7)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Issuers, the Company or any other party (express or implied) under or by virtue of any of the Documents, Notes or Guarantees;

(b)	the opinions expressed above are limited and may be affected by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, out of court restructuring plan (onderhands akkoord) procedure, moratorium, reorganisation, liquidation, fraudulent conveyance, or similar rules and laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance, as well as by any sanctions or measures under the Sanctions Act 1977 (Sanctiewet 1977) or by EU or other international sanctions and Regulation (EC) No 2271/96;

(c)	the terms "legal", "valid", "binding" or "enforceable" (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognise and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands may be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

(d)	no opinion is given as to whether any legal act (rechtshandeling) performed by the Company in entering into the Documents, the Notes or the Guarantees or exercising its rights or performing its obligations thereunder is not contrary to the corporate interest of the Company for purposes of section 2:7 of the Civil Code. The validity and enforceability of the obligations of a Dutch company under a transaction which it entered into may be contested by such company (or its receiver in bankruptcy (curator)) on the basis of section 2:7 of the Civil Code, if both (a) the entry into the transaction was not within the scope of the objects of the company (doeloverschrijding) and (b) the counterparty of the company knew or ought to have known (without any enquiry) that this was the case. The Dutch Supreme Court has ruled that in determining whether a legal act (rechtshandeling) performed by a legal entity falls outside the objects of that legal entity not only the description of such objects in its articles of association is relevant, but all relevant circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction;

(e)	any provision that the holder of a Note may be treated as its absolute owner may not be enforceable under all circumstances;

(f)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant agreement;

•	may give effect to the overriding mandatory provisions of the law of the jurisdiction where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render performance of the agreement – in accordance with the law otherwise applicable to it – unlawful;

•	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

•	if all the elements relevant to the situation at the time of the choice of law are located in another country, may apply provisions of the law of that other country and, if that country is an EU member state, provisions of EU law, in so far as those provisions cannot be derogated from by agreement;

(g)	when applying the law of a jurisdiction expressed in an agreement to be the law applicable to non-contractual obligations, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant non-contractual obligations; and

•	may apply provisions of the law of another country and, if that country is an EU member state, provisions of EU law, if all the elements relevant to the situation giving rise to the non-contractual obligations are located in that other country and in so far as those provisions cannot be derogated from by agreement;

(h)	under the laws of the Netherlands a power of attorney will no longer be valid or enforceable as a matter of law upon the grantor of the power of attorney being declared bankrupt (failliet verklaard) or being granted suspension of payments (surseance van betaling verleend); insofar as certain provisions of the Documents, the Notes and the Guarantees, including but not limited to the appointment of an agent for service of process, expressly or implicitly provide for or constitute powers of attorney, the validity of the same is similarly qualified;

(i)	service of process of any proceedings before the courts of, and enforcement of judgments in, the Netherlands must be performed in accordance with applicable Dutch rules of civil procedure;

(j)	any provision to the effect that proceedings may be taken against the Company in different jurisdictions may not be enforceable in the courts of the Netherlands in all circumstances;

(k)	under the laws of the Netherlands, the remedy of specific performance is not available in all circumstances;

(l)	the concepts of "trust" and of "delivery of documents" as known in common law jurisdictions are not known as such under the laws of the Netherlands; and

(m)	no opinion is given as to any appointment of any attorney-in-fact or agent in the Registration Statement.

(8)	In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is given by Stibbe London B.V. and may only be relied upon under the express condition that (i) any issues of interpretation or liability arising hereunder will be governed by the laws of the Netherlands and will be brought exclusively before a court of the Netherlands, and (ii) such liability, if any, shall be limited to Stibbe London B.V. only, to the exclusion of any of its directors, partners, employees, shareholders and advisors or its or their affiliates and to the aggregate of the amount paid under Stibbe London B.V.'s professional insurance in the particular instance and any applicable deductible payable by Stibbe London B.V.

(9)	We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for your sole benefit for the purposes of the Documents only and may not be disclosed or quoted to any person other than to your legal advisers or relied upon by any person or be used for any other purpose, without our prior written consent in each instance.

(10)	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Stibbe London B.V. under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or any rules or regulations of the U.S. Securities and Exchange Commission promulgated under it.

Yours faithfully,

Stibbe London B.V.

/s/ Rein van Helden
Rein van Helden

SCHEDULE 1

GUARANTORS

Name of Guarantor	State or other jurisdiction of incorporation or organization
Smurfit International B.V.	Netherlands
Smurfit Kappa Acquisitions Unlimited Company	Ireland
Smurfit Kappa Group Limited	Ireland
Smurfit Kappa Investments Limited	Ireland
Smurfit Kappa Treasury Funding Designated Activity Company	Ireland
WestRock RKT, LLC	Georgia
Smurfit WestRock US Holdings Corporation	Delaware
WestRock Company	Delaware
WestRock MWV, LLC	Delaware
WRKCo Inc.	Delaware